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                              November 15, 1996



Ecolab Inc.
370 N. Wabasha Street
St. Paul, Minnesota 55102-1390

               Re:  Ecolab Inc. Registration Statement on
                    Form S-3 (No. 333-14771)
                    -------------------------------------

Ladies and Gentlemen:

          We have acted as special counsel to Ecolab Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (No. 333-14771), as filed by the Company on October 24, 1996 with the Securities and Exchange Commission (the "Commission"), and Amendment No. 1 thereto, as filed November 15, 1996 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act"), of the Company's debt securities (the "Securities"), which are being registered for offering and sale from time to time pursuant to Rule 415 under the Act, in an aggregate principal amount not to exceed $200,000,000. The Securities are to be issued pursuant to an Indenture (the "Indenture") between the Company and The First National Bank of Chicago, as Trustee (the "Trustee").

          This opinion is delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act.

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement (together with the preliminary prospectus forming a
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Ecolab Inc.
November 14, 1996
Page 2


part thereof); (ii) the form of Underwriting Agreement for the Securities, included as Exhibit 1 to the Registration Statement; (iii) the Indenture, included as Exhibit 4.1 to the Registration Statement; (iv) the Restated Certificate of Incorporation and By-Laws of the Company, as presently in effect; and (v) certain resolutions adopted by the Board of Directors of the Company relating to the issuance and sale of the Securities and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

          Members of our firm are admitted to the practice of law in the State of Illinois, and we do not express any opinion as to the laws of any other jurisdiction. We have relied as to matters of New York law on the opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

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Ecolab Inc.
November 14, 1996
Page 3


          Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) the interest rate, maturity, redemption and other terms of the Securities as well as the price at which the Securities are to be sold to the Underwriters pursuant to the Underwriting Agreement and other matters relating to the issuance and sale of the Securities have been approved by the appropriate officers, directors or the Board of Directors of the Company; (iii) the Underwriting Agreement has been duly executed and delivered; and (iv) the Securities have been duly executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters as contemplated by the Underwriting Agreement, the issuance and sale of the Securities will have been duly authorized, and the Securities will be valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that to the extent enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading "Validity of Debt Securities" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                         Very truly yours,

                         /s/ Skadden, Arps, Slate, Meagher & Flom (Illinois)